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                                              Filed pursuant to Rule 424(b)(3)
                                      Registration Statement Number 333-112274


          ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 2006

                                                       Dated:  August 15, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                                  SAVING BONDS

The interest rate of each State of Israel Saving Bond to be sold during the SALES PERIOD commencing on AUGUST 15, 2006 and terminating on AUGUST 31, 2006 is:

       2-YEAR SAVING BOND:                5.30%

The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 2-year Saving Bond is $2,772.

       5-YEAR MAZEL TOV SAVING BOND ($100):     5.06%
The aggregate amount of principal and interest that will be payable upon maturity of each Mazel Tov Bond is $128.

       10-YEAR SAVING BOND:               5.85%

The aggregate amount of principal and interest that will be payable upon maturity of each $2,500 unit of 10-year Saving Bond is $4,414.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by AUGUST 28, 2006.